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                                                  Exhibit 10(f)

                         SECOND AMENDMENT TO
                          THE ADVEST, INC.
         ACCOUNT EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN


     This Amendment to The Advest, Inc. Account Executive
Nonqualified Defined Benefit Plan (the "Plan") is made effective as of October 1, 1995.

                         W I T N E S S E T H

     WHEREAS, the Plan was adopted by Advest, Inc. (the "Company") effective October 1, 1992 and provides for the provision of specified benefits to certain account executives meeting certain performance targets;

     WHEREAS, the Plan was amended by the First Amendment effective as of October 1, 1992; and

     WHEREAS, the Company believes it appropriate to further amend the Plan to allow certain account executives to participate in the Plan earlier than they otherwise might;

     NOW, THEREFORE, Section 2.2 of Plan is hereby amended, effective October 1, 1995, by adding the following sentence to the end thereof:

     "Further, notwithstanding the foregoing, with respect to a determination as to eligibility to participate during fiscal 1996 or any subsequent fiscal year, any such account executive shall be eligible to participate during the last two years of any such employment arrangement"

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

                                   ADVEST, INC.


                              By: /s/ Allen Weintraub
                                  --------------------
                                   Allen Weintraub
                                   Chairman and Chief
                                   Executive Officer

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